EXHIBIT 10.2

ROSENTHAL & ROSENTHAL, INC.
1370 BROADWAY
NEW YORK, NY 10018

December 18, 2012

Zoom Telephonics, Inc.
207 South Street, 5th Floor
Boston, MA 02111

Re:  Intellectual Property Security Agreement

We have entered into a Financing Agreement dated on or about the date hereof (the Financing Agreement, as amended and supplemented, shall be referred to hereinafter as the “Financing Agreement”) among Rosenthal & Rosenthal, Inc., as Lender (hereinafter referred to as “us”, “we”, “our” and like terms), and Zoom Telephonics, Inc., as Borrower (hereinafter referred to as “you”) pursuant to which you have incurred Obligations (as defined in the Financing Agreement).

As part of the inducement for us to enter into the Financing Agreement and in consideration of the loans we may make to you thereunder, you have agreed to execute this Intellectual Property Security Agreement covering the Trademarks and Domain Names listed on Schedule A, the Patents listed on Schedule B, the Copyrights listed on Schedule C, the license agreements listed on Schedule D (the “Licenses”) and any future intellectual property registrations, applications, licenses you may enter into authorizing third parties to use your intellectual property and all Proceeds (as hereinafter defined) of such Licenses and any other intellectual property rights you now have or may obtain in the future whether as licensor or licensee.

1.            DEFINED TERMS

As used in this Security Agreement, terms defined in the Financing Agreement and not otherwise defined herein shall have their defined meanings and the following terms shall have the following meanings, unless the context otherwise requires:

“Code” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York.

“Collateral” shall have the meaning assigned to it in Section 2 of this Security Agreement.

“Copyrights” shall mean all copyrights in published and unpublished works, now or hereafter existing, all right, title and interest therein anywhere in the world, and all applications, registrations and recordings relating thereto filed in the United States Copyright Office or in any other government office or agency anywhere in the world, all whether now owned or hereafter created or acquired by you.  “Copyrights” as used herein includes, without limitation, the right to print, reprint, publish, reproduce, sell, distribute, perform, display and make derivative works based on works presently or hereafter owned by or licensed to you, in whole or in part, and all other rights which you presently have or hereafter acquire pursuant to any contract that enables you to conduct its business anywhere in the world, including, without limitation, copyright assignments, exclusive and non-exclusive licenses; publishing agreements; printing agreements; distribution agreements; and agreements relating to translation rights, first and second serial rights, book club, paperback and secondary publishing rights, and stage, motion picture, television, home video, phonograph record, merchandising and all other entertainment or communication-related rights.  “Copyrights” as used herein also includes, without limitation, all of your right, title and interest in all physical materials embodying works with respect to which you own any Copyrights, including, without limitation, plates, films, color separations, mechanical art, and original art and manuscripts.

“Default” shall mean, for purposes of this Security Agreement, any Default as defined in the Financing Agreement.

“General Intangibles” shall have the meaning assigned to it under Section 9-102 of the Code.

“Intellectual Property Security Agreement” shall mean this Security Agreement, as the same may from time to time be amended or supplemented.

“Obligations” shall have the meaning assigned to that term in the Financing Agreement.  The term “Obligations” shall also include any and all attorney’s fees, costs and other expenses incurred by us or on our behalf in the collection or enforcement of any of the Obligations and the perfection, presentation and enforcement of our rights and remedies hereunder and our security interest in the Collateral.

“Patents” shall mean any patents, including without limitation any registered patents or patent applications listed on Schedule B annexed hereto, all other Patents, Patent applications, foreign patents, foreign patent applications (including utility models) and international (PCT) patent applications owned by you, all parents, divisions, continuations, continuations-in-part, substitutions and changes of applications of any of the foregoing U.S., foreign or international patents or patent applications, whether related thereto directly or through one or more intervening U.S., foreign or international applications, all U.S. and foreign patents and patent applications (including utility models) corresponding to or claiming priority from the aforesaid patents and patent applications, including all patents of addition, issuing on or registered from any of the foregoing applications, and all reissues, reexaminations, renewals and extensions of any of the foregoing U.S. and foreign patents, all whether now owned or hereafter acquired by you, including, but not limited to, those described in Schedule B annexed hereto.

“Proceeds” shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guarantee payable to you from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to you from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Trademarks” shall mean any trademarks, including without limitation, any registered trademarks or trademark applications and associated good will or domain names listed on Schedule A annexed hereto, all other trademarks, and any foreign patents and patent applications, prints and labels on which said trademarks have appeared or appear, and all designs and general intangibles of like nature, now owned or hereafter adopted or acquired, all right title and interest therein and thereto, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or with any domain name registrar or in any Patent and Trademark Office in any country or in the European Union or in any similar office or agency of the United States or any other country, any State thereof, or any political subdivision thereof, all whether now owned or hereafter adopted or acquired by you, including, but not limited to, those described in Schedule A annexed hereto.

2.            GRANT OF SECURITY INTEREST

As collateral security for your prompt and complete payment and performance of all Obligations under the Financing Agreement, you hereby pledge and hypothecate in favor of us, and grant to us a security interest in all of your right, title and interest (a) in and to the Trademarks and the good will of the business symbolized by the Trademarks, including, without limitation, all of your licenses and customer lists and other business records and that of your subsidiaries and affiliates relating to the Trademarks on Schedule A; your domain names; the registrations described in Schedule A; and any and all proceeds of the foregoing, including, without limitation, any claims by you against third parties for infringement of the Trademarks; (b) in and to the Patents and the good will of the business symbolized by the Patents, including, without limitation, all of your licenses and other business records and that of your subsidiaries and affiliates relating to the Patents; the patents and patent applications listed in Schedule B and all other patents and patent applications owned by you; and any and all proceeds of the foregoing, including, without limitation, any claims by you against third parties for infringement of the Patents; (c) in and to the Copyrights and the good will of the business symbolized by the Copyrights including without limitation all of your licenses and other business records and that of your subsidiaries and affiliates relating to the Copyrights, the copyrights and copyright applications listed in Schedule C and all other copyrights and copyright applications owned by you; and any and all proceeds of the foregoing, including, without limitation, any claims by you against third parties for infringement of the Copyrights and (d) all of your right, title and interest in, to and under the following:

(i)            all Licenses which Borrower has rights, title and interest in;

(ii)           all Accounts, General Intangibles and contract rights arising under or relating to each and every License (including, without limitation, (A) all monies due and to become due under any License, (B) any damages arising out of or for breach or default in respect of any such License, (C) all other amounts from time to time paid or payable under or in connection with any such License, and (D) your right to terminate any such License or to perform and to exercise all remedies thereunder);

(iii)          to the extent not otherwise included, all Proceeds and products of any or all of the foregoing.  All of the property referred to in this paragraph 2 is hereinafter collectively called the “Collateral.”

3.            OUR RIGHTS; LIMITATIONS ON OUR OBLIGATIONS

(a)           It is expressly agreed by you that, anything herein to the contrary notwithstanding, you shall remain liable under each License to observe and perform all the conditions and obligations to be observed and performed by you thereunder, all in accordance with and pursuant to the terms and provisions of each such License. We shall not have any obligation or liability under any License by reason of or arising out of this Security Agreement or its assignment to us or the receipt by us of any payment relating to any License, pursuant thereto, nor shall we be required or obligated in any manner to perform or fulfill any of your obligations under or pursuant to any License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by us or the sufficiency of any performance by any party under any License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to us or to which we may be entitled at any time or times.

(b)           We may in our own name or in the name of others communicate with parties to the Licenses in order to verify with them to our satisfaction the existence, amount and terms of any Licenses.

(c)           Upon Default, we may at any time notify parties to the Licenses that we have a security interest in one or more of the Licenses and notify said parties that payments shall be made directly to us thereafter.  Upon our request at any time after a Default, you will so notify such parties to the Licenses.

4.           REPRESENTATIONS AND WARRANTIES

(a)           Schedule A to this Security Agreement contains a schedule of all of your Trademarks.  To your knowledge, in the use of the Trademarks, domain names or otherwise, you and your affiliates and subsidiaries have not infringed, and are not now infringing on any trade name, trademark, service mark, copyright, patent, right of privacy or publicity, and are not competing unfairly with, or otherwise violating the rights of any other party.  Except as set forth in Schedule D, you are not a party to any trademark license agreement or arrangement, whether as licensor or licensee or otherwise, with respect to any trademarks, service marks, trade names, or copyrights, trade secrets, know-how, or confidential information which are used in connection with the goods and services recited in the Trademarks.

(b)           Schedule B to this Security Agreement contains a schedule of all of our Patents.  Other than as disclosed on Schedule 6.3 of the Financing Agreement, to your knowledge, you and your affiliates and subsidiaries have not infringed, and are not now infringing on any patent or otherwise violating the patent rights of any other party, and have not misappropriated, and are not now misappropriating on any trade secret or otherwise violating the trade secrets rights of any other party.  Except as set forth in Schedule D, you are not a party to any patent or trade secret license, agreement or arrangement, whether as licensor or licensee or otherwise.

(c)           Schedule C to this Security Agreement contains a schedule of all of our Copyrights.  To your knowledge, you and your affiliates and subsidiaries have not infringed, and are not now infringing on any copyright or otherwise violating the copyright rights of any other party.  Except as set forth in Schedule D, you are not a party to any copyright license, agreement or arrangement, whether as licensor, licensee or otherwise.

(d)           You own or have rights of use in all the Trademarks, Patents and Copyrights listed on Schedules A, B and C for your business as now conducted by you and to your knowledge such use does not and will not, conflict with, infringe on, or otherwise violate any rights of others and the Trademarks, Patents and Copyrights are valid and enforceable.

(e)           You are the owner of or have rights of use in all the Trademarks, Patents and Copyrights listed on Schedules A, B and C for the goods and descriptions set forth on said Schedules throughout the United States, and no persons, other than the licensees and licensors identified in Schedule D have any rights in and to the Trademarks, Patents or Copyrights in the United States.

(f)           Other than as specifically noted on the Schedules, none of the Trademarks, Patents or Copyrights listed on Schedules A, B and C have been abandoned.

(g)          Each License referred to in Schedule D is a bona fide, valid and legally enforceable obligation by you and the licensees or licensors thereto, as applicable.  To the best of your knowledge, all consents, approvals or authorizations required to be obtained, effected or given in connection with the execution, delivery and performance of each License by each party thereto and you have been duly obtained, effected or given, are in full force and effect and do not subject the scope of such license to any adverse limitation, either specific or general in nature.  The rights and obligations of you as licensor or licensee, shall also be for the benefit of us, as a secured lender, to you and to any subsequent purchaser of such Licenses from us.  No Licensee under any of the licenses is a licensee in the ordinary course of business pursuant to Article 9 of the Uniform Commercial Code.

(h)          With respect to each License referred to in Schedule D, neither you nor any other party to such License is in default, nor, to your knowledge, is likely to become in default in the performance or observance of any of the terms thereof.  You have fully performed all of your obligations under each License and your right, title and interest in any License is not subject to any defense, offset, counterclaim or claim, nor have any of the foregoing been asserted or alleged against you or your predecessor(s) as to any License.

(i)           The Collateral now owned by you is valid and subsisting and in full force and effect and you have the sole, full and clear title thereto.  You have the right and power to grant the security interest herein granted and the Collateral is not subject to any liens, claims, mortgages, assignments, licenses (other than licenses set forth on Schedule D hereto) or security interests, other than the Permitted Encumbrances (as defined in the Financing Agreement).

(j)           No security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by you in favor of us pursuant to this Security Agreement to the Financing Agreement.

(k)           This Security Agreement constitutes a valid and continuing lien on and security interest in the Collateral in our favor, prior to all other liens, encumbrances, security interests and rights of others, other than the Permitted Encumbrance, and is enforceable as such as against your creditors and customers, subject to applicable bankruptcy and insolvency laws and general equitable principles.

(l)           Your principal place of business and the place where your records concerning the Collateral are kept is the address set forth above and you will not change such principal place of business or remove such records without thirty (30) days prior written notice to us.

(m)          The description of the Licenses set forth in Schedule D to this Security Agreement is true and correct.  You will promptly notify us of all license agreements covering the Trademarks, Patents and Copyrights executed after the date of this Security Agreement.

(n)           Except as set forth in Schedule D, you are not a party to any license, agreement or arrangement with respect to the Trademarks, Patents or Copyrights.

5.            COVENANTS

You covenant and agree with us that from and after the date of this Security Agreement and until the Obligations are fully satisfied:

(a)           Further Documentation; Pledge of Instruments.  At any time and from time to time, upon our written request, and at your sole expense, you will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as we may deem desirable in obtaining the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interest granted thereby.  You also hereby authorize us to file any such financing or continuation statement pertaining to the Collateral without your signature to the extent permitted by applicable law.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged to us hereunder, duly endorsed in a manner satisfactory to us.

(b)           Maintenance of Records.  You will keep and maintain at your own cost and expense satisfactory and complete records of the Collateral including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral.  You will mark your books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby.  For our further security, you agree that we shall have an interest in all of your books and records pertaining to the Collateral and you shall deliver and turn over copies of any such books and records to us or to our representatives at any time on our demand, along with a certificate from a duly authorized officer that the copies accurately reflect the originals.

(c)           Maintenance of Trademarks, Patents and Copyrights.  You will not do any act, or omit to do any act, whereby the Trademarks, Patents or Copyrights or the respective applications or registrations thereof may become abandoned, invalidated, unenforceable, expired or will otherwise diminish the value of the Trademarks, Patents or Copyrights and you shall notify us immediately if you know of any reason or have reason to know of any ground under which this result may occur.  For the sake of clarity you shall not fail to make any appropriate filings with the United States Patent and Trademark Office to evidence the correct ownership of the Collateral. Without in any way limiting the foregoing, you shall take appropriate action, if any action is required, at your expense to halt the infringement of the Trademarks, Patents and Copyrights and shall properly exercise your duty to control the nature and quality of the goods and/or services offered by Licensees in connection with the Trademarks, Patents and Copyrights listed on Schedules A, B and C as required or needed for the business.

(d)           Indemnification.

(A)          You assume all responsibility and liability arising from your use of the Trademarks, Patents and Copyrights, and you hereby agree to indemnify and hold us harmless from and against any claim, suit, loss, damage or expense (including attorneys’ fees and expenses) arising therefrom.

(B)           Upon Default, in any suit, proceedings or action brought by us under any License for any sum owing thereunder, or to enforce any provisions of such License you will indemnify and keep us harmless from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction or liability whatsoever of the obligee thereunder, arising out of a breach by you of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from you, and all of your such obligations shall be and remain enforceable against and only against you and shall not be enforceable against us.

(e)           Compliance with Laws, etc.  You will comply with all acts, rules, regulations, orders, decrees, and directions of any governmental authority applicable to the Collateral or any part thereof applicable to the operation of your business.

(f)           Payment of Obligations.  You will pay when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies), except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against in accordance with generally accepted accounting principles.

(g)           Compliance with Terms of Licenses, etc.  You will perform and comply with all obligations under the Licenses and all other agreements to which you are a party or by which you are bound relating to the Collateral.

(h)           Limitation on Further Uses of Trademarks, Patents and Copyrights.  You will not assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or lien upon, encumber, grant an exclusive or non-exclusive license, or otherwise dispose of any of the Collateral, without our prior written consent, and nothing in this Agreement shall be deemed a consent by us to any such action.  You shall advise us in writing if you enter into any license (whether as licensee or licensor) after the date hereof for the use of any Trademark, Patent or Copyright, including, without limitation, furnishing us with a copy of any such license.

(i)           Limitation of Liens on Collateral.  You will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any lien, security interest, encumbrance, claim or right, in or to the Collateral, except for Permitted Encumbrances and will defend our right, title and interest in and to any of your rights under the Licenses and to the Proceeds thereof against the claims and demands of all persons whomsoever; provided however, that you shall advise us promptly, in writing and in detail satisfactory to us, (i) of any lien, or claim made or asserted against any of the Collateral, (ii) of any change in the composition of the Collateral, and (iii) of the occurrence of any other event which would have an adverse effect on the aggregate value of the Collateral or on the security interest created hereunder.

(j)           Limitations on Modifications of Licenses.  You will not (i) amend, modify, terminate or waive any provision of any License in any manner which could be expected to adversely affect the value of such License as Collateral without our prior written consent, (ii) fail to exercise promptly and diligently each and every right which you may have under each License (other than any right of termination) or (iii) fail to deliver to us a copy of each demand, notice or document sent or received by you relating in any way to any License.

(k)           Further Identification of Collateral.  You will furnish to us such reports in connection with the Collateral as we may request, all in detail satisfactory to us.

(l)           Right of Inspection.  Subject to the limitations of Section 5 of the Financing Agreement, we shall at all times have full and free access during normal business hours to all of your books, correspondence and records, relating to the Collateral.

(m)           Additional Trademarks, Patents and Copyrights and Future Trademark, Patent and Copyright Applications.  If you file an application for the registration of any Trademark, Patent or Copyrights or register or file an application for the registration of any Trademark, Patent or Copyright with the United States Patent and Trademark Office or Copyright Office or any other country’s Patent, Trademark or Copyright Office or any similar office or agency, you must promptly inform us in writing thereof, and, upon our request, you will execute and deliver any and all agreements, instruments, documents and papers as we may request to evidence our interest in your Trademarks, Patents and Copyrights and the goodwill and general intangibles relating thereto or represented thereby.  In any event, you shall update Schedules A, B, C and D hereof on an annual basis within forty-five (45) days of January 1st of each year.

6.            OUR APPOINTMENT AS ATTORNEY-IN-FACT

(a)           You hereby irrevocably constitute and appoint us and any of our officers or agents, with full power of substitution, as your true and lawful attorney-in-fact with full irrevocable power and authority in your place and stead and in your name or in our own name, from time to time in our discretion, for the sole purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby give us the power and right, on your behalf, without notice to or assent by you to do the following:

(i)            Upon a Default, to ask, demand, collect, receive and give acquittance and receipts for any and all moneys due and to become due under any Licenses and, in your name or our own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Licenses and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by us for the purpose of collecting any and all such moneys due under any Licenses whenever payable;

(ii)           To pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral; and

(iii)          Upon the occurrence and during the continuance of a Default, (A) to direct any party liable for any payment under any of the Licenses to make payment of any and all moneys due and to become due thereunder directly to us or as we shall direct; (B) to make payment and/or render performance on your behalf, as licensee under any License; (C) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against you with respect to any Collateral; (F) to settle, compromise, or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or release as we may deem appropriate; (G) to cause your corporate names and those of your affiliates and subsidiaries to be changed to names that do not include the Trademarks or any term similar thereto, and neither you nor any of your affiliates or subsidiaries shall thereafter make use of any of the Trademarks or any mark similar thereto for any purpose; and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though we were the absolute owner thereof for all purposes, and to do, at our option and your expense, at any time, or from time to time, all acts and things which we deem necessary to protect, preserve or realize upon the Collateral and our security interest therein, in order to effect the intent of this Security Agreement, all as fully and effectively as you might do.

You hereby ratify all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.  Notwithstanding the foregoing, you further agree to execute any additional documents which we may require in order to confirm this power of attorney, or which we may deem necessary to enforce any of our rights contained in this Security Agreement.

(b)           The powers conferred on us hereunder are solely to protect our interests in the Collateral and shall not impose any duty upon us to exercise any such powers.  We shall be accountable only for amounts that we actually receive as a result of the exercise of such powers and neither we nor any of our officers, directors, employees or agents shall be responsible to you for any act or failure to act.

(c)           You also authorize us, at any time and from time to time to execute, in connection with any sale provided for in this Section 6 or in Section 9, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

7.            EXECUTION OF POWER OF ATTORNEY

Concurrently with the execution and delivery hereof, you are executing and delivering to us, in the form of Schedule E hereto, five (5) originals of a Power of Attorney for the implementation of the assignment, sale or other disposal of the Trademarks, Patents and Copyrights pursuant to paragraph 6 hereof.

8.            PERFORMANCE BY US OF YOUR OBLIGATIONS

If you fail to perform or comply with any of your agreements contained herein and we, as provided for by the terms of this Security Agreement, shall ourselves perform or comply, or otherwise cause performance or compliance, with such agreement, our expenses incurred in connection with such performance or compliance shall be payable by you to us on demand and shall constitute Obligations secured hereby.

9.            REMEDIES, RIGHTS UPON DEFAULT

(a)           If a Default shall occur and be continuing:

(i)            All payments received by you under or in connection with any of the Collateral shall be held by you in trust for us, shall be segregated from other funds of yours, and shall forthwith upon receipt by you, be turned over to us, in the same form as received by you (duly indorsed by you to us, if required); and

(ii)           any and all such payments so received by us (whether from you or otherwise) may, in our sole discretion, be held by us as collateral security for, and/or then or at any time thereafter applied in whole or in part by us against all or any part of the Obligations in such order as we shall elect.  Any balance of such payments held by us and remaining after payment in full of all the Obligations shall be paid over to you or to whomsoever may be lawfully entitled to receive the same.

(b)           If any Default shall occur, you agree and consent that we may succeed to the position of either Licensee or Licensor under the Licenses, subject to the rights and interests of the holders of the Permitted Encumbrance, and receive all rights and benefits of such party under the Licenses, including, without limitation, the right to enforce the Licenses and the right to sublicense the Trademarks, Patents and Copyrights.

(c)           Upon a Default, we may exercise in addition to all other rights and remedies granted to us in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Uniform Commercial Code.  You shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which we are entitled, and you will be liable for the fees and expenses of any attorneys employed by us to collect such deficiency.

(d)           You also agree to pay all of our costs, including attorneys’ fees and expenses, incurred with respect to the collection of any of the Obligations and the enforcement of any of our rights hereunder.

(e)           You hereby waive presentment, demand, protest or any notice (to the extent permitted by applicable law and except as set forth in the Loan Agreement) of any kind in connection with this Security Agreement or any Collateral.

10.           LIMITATION ON OUR DUTY IN RESPECT OF COLLATERAL

Beyond the safe custody thereof, we shall not have any duty as to any Collateral in our possession or control or in the possession or control of any of our agents or nominees or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

11.           NOTICES

Any notice to either party hereunder shall be given in accordance with Section 10.1 of the Financing Agreement.

12.           SEVERABILITY

Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.           NO WAIVER; CUMULATIVE REMEDIES

We shall not by any act, delay, omission or otherwise be deemed to have waived any of our rights or remedies hereunder and no waiver shall be valid unless in writing, signed by us, and then only to the extent therein set forth.  A waiver by us of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which we would otherwise have had on any future occasion.  No failure to exercise nor any delay in exercising on our part, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.  None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the party against whom enforcement is sought.

14.           SUCCESSORS AND ASSIGNS; GOVERNING LAW

This Security Agreement and all of your obligations hereunder shall be binding upon your successors and assigns, and shall, together with our rights and remedies hereunder, inure to our benefit and our successors and assigns.  However, none of your rights or obligations under this Security Agreement may be assigned without our prior written permission.  This Security Agreement shall be governed by, and be construed and interpreted in accordance with the laws of the State of New York.

15.           WAIVER OF TRIAL BY JURY; EXCLUSIVE JURISDICTION; SUBMISSION TO JURISDICTION; ANSWER TO SUMMONS

YOU HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER CONNECTED WITH THIS AGREEMENT, THE OBLIGATIONS, THE COLLATERAL, OR ANY OTHER TRANSACTION BETWEEN THE PARTIES AND YOU HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF ANY FEDERAL COURT LOCATED IN SUCH STATE IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE OBLIGATIONS.  IN ANY SUCH LITIGATION YOU WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREE THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO YOU AT YOUR PLACE OF BUSINESS SET FORTH ABOVE. WITHIN 30 DAYS AFTER SUCH MAILING, YOU SHALL APPEAR OR ANSWER TO SUCH SUMMONS, COMPLAINT OR OTHER PROCESS, FAILING WHICH YOU SHALL BE DEEMED IN DEFAULT AND JUDGMENT MAY BE ENTERED BY US AGAINST YOU FOR THE AMOUNT OF THE CLAIM AND OTHER RELIEF REQUESTED THEREIN.

16.           FURTHER INDEMNIFICATION

You agree to pay, and to save us harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.

17.           CONSTRUCTION WITH RESPECT TO MULTIPLE PARTIES

In construing this Agreement, references to “you” or “your” in this Agreement shall mean each of you singly, both of you jointly and either of you in the disjunctive, and shall be interpreted in each instance most favorably to us.

IN WITNESS WHEREOF, you have caused this Security Agreement to be executed by one of your duly authorized officers on the date first set forth above.

ROSENTHAL & ROSENTHAL, INC.

By:	/s/Robert Martucci
Robert Martucci, Senior Vice President

The foregoing is acknowledged,
accepted and agreed to:

ZOOM TELEPHONICS, INC.

By:	/s/Frank Manning
(Title)

State of Massachusetts	)
	)	ss.:
County of Middlesex	)

On the 18th day of December, 2012 before me, the undersigned, personally came sworn, did depose and say that he resides at __________________________________, that he is the President of ZOOM TELEPHONICS, INC., which executed the foregoing instrument; that he executed the same in such capacity and that he had authority to execute such instrument and that by his signature on the instrument, the corporation duly executed the instrument.
By:	/s/Sheila Morabito
Notary Public

SCHEDULE A

TRADEMARKS

US Trademark Registration

Trademark	Registration Number	Issued	Application Number/Date
Zoom	1,892,967	May 9, 1995	74/399,844
Model American	N/A	N/A	74/594,005/ November 2, 1994
Demon Dialer	1,187,443	January 26, 1982	73/239,507
Zoom	2,159,438	May 19, 1998	75/099,664
Zoom	2,675,838	January 21, 2003	75/684,799
Zoom	2,784,568	November 18, 2003	75/982,358
Zoom	2,891,467	October 5, 2004	75/687,137
Hayes	1,300,248	October 16, 1984	73/409,401
Accura	1,778,792	June 29, 1993	74/326,462
Hayes & H Logo	1,197,778	June 15, 1982	73/319,703
Optima	2,047,187	March 25, 1997	74/723,921
Smartcom	1,972,187	May 7, 1996	74/506,005
Global Village	1,954,505	February 6, 1996	74/586,183
Zoomit	2,950,221	May 10, 2005	78/296,182
Global Village	2,985,990	August 16, 2005	76/585,753
Zoom (Expanded)	3,373,929	January 22, 2008	78/678,525
iHiFi	3,357,733	December 18, 2007	78/859,042
Zoom (Internet Services)	3,931,890	March 15, 2011	77/800,462
ZDTV (keyboards)	3,910,672	January 25, 2011	85/047,894
We3G	N/A	N/A	85/137,719/September 24, 2010
Zoom (Stylized)	N/A	N/A	85/432,158/September 26, 2011
Zoomguard	N/A	N/A	85/518,145/January 17, 2012

Australia Trademark Registration

Trademark	Registration Number	Issued	Application Number
Global Village	663921	June 14, 2005	663921
Global Village	847607	February 27, 2006	1055723

Benelux Trademark Registration

Trademark	Registration Number	Issued	Application Number
Zoom	544969	December 8, 1993	807660

Canada Trademark Registration

Trademark	Registration Number	Issued	Application Number
Hayes	309,698	December 27, 1985	503,195
H Logo	289,338	March 30, 1984	503,194
Faxworks	508007	February 12, 1999	(None listed)
Boca Research	1,038,788	December 7, 1999	(None listed)
Global Village	TMA664,024	May 11, 2006	1233032

China (People’s Republic) Trademark Registration

Trademark	Registration Number	Issued	Application Number
H Logo & Hayes	264789	October 10, 1996	(None listed)
Zoom (Chinese Characters)	1,777,799	May 27, 2002	2000098504
Zoom (Chinese Characters)	1749269	April 14, 2002	2000098505
Global Village	847607	October 7, 2004	847607

Columbia Trademark Registration

Trademark	Registration Number	Issued	Application Number
H Logo & Hayes	126800	December 14, 1989	92239312

European Community Trademark Registration

Trademark	Registration Number	Issued	Application Number
Zoom	001174929	June 26, 2001	001174929
H Logo & Hayes	1213859	June 14, 1999	1213859
Global Village	004057361	October 7, 2004	004057361
Zoom (Expanded)	006694129	January 23, 2006	006694129

Finland Trademark Registration

Trademark	Registration Number	Issued	Application Number
Smartcom	96034	September 5, 1986	2609/84

Germany Trademark Registration

Trademark	Registration Number	Issued	Application Number
Zoom	2,911,941	December 31, 1993	Z116209WZ

Hong Kong Trademark Registration

Trademark	Registration Number	Issued	Application Number
Zoom	2007B00096	July 25, 2007	199908332
Zoom	2000B13533	October 11, 2000	8334/1999
H Logo & Hayes	2160B1988	June 13, 1986	21231986

Israel Trademark Registration

Trademark	Registration Number	Issued	Application Number
Zoom	183180	August 24, 2005	183180
Global Village	186564	November 11, 2007	186564

Japan Trademark Registration

Trademark	Registration Number	Issued	Application Number
H Logo & Hayes	1949940	April 30, 1987	S59-065964
Global Village	847607	October 7, 2004	847607

Mexico Trademark Registration

Trademark	Registration Number	Issued	Application Number
Global Village	944122	October 8, 2004	681321

Norway Trademark Registration

Trademark	Registration Number	Issued	Application Number
Global Village	847607	October 7, 2004	847607

Russian Federation Trademark Registration

Trademark	Registration Number	Issued	Application Number
Global Village	847607	October 7, 2004	847607

Saudi Arabia Trademark Registration

Trademark	Registration Number	Issued	Application Number
Hayes	135/40	February 19, 2005	00

Singapore Trademark Registration

Trademark	Registration Number	Issued	Application Number
H Logo & Hayes	T93/07421G	September 22, 1993	T93/07421G

South Africa Trademark Registration

Trademark	Registration Number	Issued	Application Number
H Logo & Hayes	B84/3597	April 18, 1984	B84-3597

Taiwan Trademark Registration

Trademark	Registration Number	Issued	Application Number
Hayes	732277	June 30, 1993	(None Listed)
Global Village	01167628	August 1, 2005	93046167

Turkey Trademark Registration

Trademark	Registration Number	Issued	Application Number
Global Village	847607	October 7, 2004	847607
Zoom (Expanded)	200602257	January 26, 2006	2006/02257
Zoom	200961933	November 19, 2009	200961933

United Kingdom Trademark Registration

Trademark	Registration Number	Issued	Application Number
Zoom	1540732	June 8, 1993	1540732
U.K. Design 2,062,047	2,062,047	July 1, 1994	00
U.K. Design	2,065,846	November 18, 1991	00

SCHEDULE B

PATENTS

Description/Title	Patent Number	Issue Date	Application Number	Filing Date
U.S. Patents
Parallel-Connected Dialing Signal Transmission - Inhibiting Device for Data Transfer Over a Telephone Link	5,898,756	4/27/1999	08/542,661	10/13/1995
Parallel-Connected Dialing Signal Transmission - Inhibiting Device for Data Transfer Over a Telephone Link	6,711,238	3/23/2004	09/235,529	1/22/1999
Memory Architecture for Telephone Dialer	6,963,640	11/8/2005	09/557,570	4/25/2000
Data Flow Control Unit	6,944,774	9/13/2005	09/753,071	1/2/2001
Distinctive Dial Tone for a VOIP Call	7,593,389	9/22/2009	10/934,787	9/3/2004
Method and Apparatus for User Authentification	8,194,651	6/5/2012	10/934,350	9/3/2004

U.S. Patent Applications
Method and Apparatus for Ensuring Accessibility to Emergency Service Via VOIP or VIA PSTN	N/A	N/A	11/582,870	10/18/2006

SCHEDULE C

(Copyrights)

NONE

SCHEDULE D

License Agreement Dated:  October 18, 2010 BY AND BETWEEN  ZOOM TELEPHONICS, INC. AND JIANGSU LEIMONE ELECTRONICS CO., LTD.

License Back Agreement in the People’s Republic of China Dated:  October 18, 2010 BY AND BETWEEN JIANGSU LEIMONE ELECTRONICS CO., LTD. AND ZOOM TELEPHONICS, INC.

SCHEDULE E

SPECIAL POWER OF ATTORNEY

STATE OF _________	)
	)	ss.:
COUNTY OF _________	)

KNOW ALL MEN BY THESE PRESENTS, that ZOOM TELEPHONICS, INC. (“Borrower”), having an address at 207 South Street, 5th Floor, Boston, MA 02111, hereby appoints and constitutes, severally, Rosenthal & Rosenthal, Inc. (“Lender”), its true and lawful attorney, with full power of substitution and with full power and authority to perform the following acts on behalf of Borrower:

1.           Execution and delivery of any and all agreements, documents, instrument of assignment, or other papers which Lender, in its discretion, deems necessary or advisable for the purpose of assigning, selling, or otherwise disposing of all right, title, and interest of Borrower in and to any trademarks, patents and copyrights, and all registrations, recordings, reissues, extensions, and renewals thereof, or for the purpose of recording, registering and filing of, or accomplishing any other formality with respect to the foregoing.

2.           Execution and delivery of any and all documents, statements, certificates or other papers which Lender, in its discretion, deems necessary or advisable to further the purposes described in the Agreement, including, without limitation, making any filings with the Untied States Patent and Trademark office for the purpose of maintenance, renewal, correction of ownership or title or any other matter deemed necessary by Lender to protect and preserve the Collateral (as defined in the Security Agreement).

[SIGNATURES CONTINUED ON THE NEXT PAGE]

This Power of Attorney, being a power coupled with an interest, is made pursuant to an Intellectual Property Security Agreement between Borrower and Lender, of even date herewith (the “Security Agreement”) and may not be revoked until indefeasible payment in full of all Obligations (as defined in the Security Agreement), and is subject to the terms and provisions thereof.

ZOOM TELEPHONICS, INC.

December ___, 2012	By:	/s/
(Title)

STATE OF _________	)
	)	ss.:
COUNTY OF _________	)

On the ____ day of December, 2012  before me, the undersigned, personally appeared ______________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public